UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 20, 2020

Date of Report (Date of earliest event reported)

EMCORE CORPORATION

Exact Name of Registrant as Specified in its Charter

New Jersey	001-36632	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

2015 W. Chestnut Street, Alhambra, CA  91803

Address of principal executive offices, including zip code

(626) 293-3400

Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, no par value	EMKR	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a)	On March 20, 2020, the Company held its 2020 Annual Meeting of Shareholders in Pasadena, California.

(b)	Below are the voting results for the matters submitted to the Company's shareholders for a vote at the Annual Meeting:

    (1)     The election of each of the following director nominees to the Company's Board, to each serve a one-year term expiring at the Company’s 2021 annual meeting of shareholders and until their respective successors are duly qualified and elected.  The nominees were each elected as a director with the following votes:

DIRECTOR NOMINEES

Nominee	Votes For	Withheld	Broker Non-Votes
Rex S. Jackson	8,907,095	1,482,182	7,486,646
Jeffrey Rittichier	9,010,696	1,378,581	7,486,646
Bruce E. Grooms	9,684,042	705,235	7,486,646
Noel Heiks	9,684,079	705,198	7,486,646

    (2)     A proposal to ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2020.  This proposal was approved by shareholders with 17,638,954 votes in favor, 119,602 votes against and 117,367 abstentions.

    (3)     A proposal to approve, on an advisory basis, the executive compensation of the Company's Named Executive Officers.  This proposal was approved by shareholders with 9,386,554 votes in favor, 809,377 votes against, 193,346 abstentions and 7,486,646 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION

		By:	/s/ Tom Minichiello
Dated:	March 23, 2020
		Name:	Tom Minichiello
		Title:	Chief Financial Officer